                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              U.S. ONCOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                             [Logo of US ONCOLOGY]


                               US ONCOLOGY, INC.
                       16825 Northchase Drive, Suite 1300
                             Houston, Texas  77060

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     We cordially invite you to attend the 2000 Annual Meeting of Stockholders of US Oncology, Inc. The meeting will be held on Thursday, May 18, 2000, at 10:00 a.m., local time, at the Wyndham Hotel Greenspoint, 13400 Greenspoint Drive, Houston, Texas. At the meeting we will:

     1.  Elect four Class I directors to the Board of Directors;

     2. Vote on a proposal to approve an amendment to US Oncology's 1993 Non-Employee Director Stock Option Plan;

     3. Vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants; and

     4.  Transact any other business as may properly come before the meeting.

     Stockholders who owned US Oncology stock at the close of business on Monday, April 3, 2000, may attend and vote at the meeting. If you cannot attend the meeting, you may vote by completing the enclosed Proxy Card as instructed and mailing the Proxy Card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a Proxy Card.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Leo E. Sands
                                          Executive Vice President, Chief
                                          Compliance Officer and Secretary

Houston, Texas
April 17, 2000

________________________________________________________________________________
                            YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the Proxy will save us the expense and extra work of additional solicitation. Enclosed for that purpose is an addressed envelope for which no postage is required if mailed in the United States. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
________________________________________________________________________________

                               US ONCOLOGY, INC.

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

     Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Voting materials, which include this Proxy Statement, the Proxy Card and the 1999 Annual Report to Stockholders, will be mailed to stockholders on or about April 17, 2000. Our principal executive offices are located at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060. Our telephone number is
(281) 873-2674. Throughout this Proxy Statement, we refer to US Oncology, Inc. and its subsidiaries as "US Oncology" or the "Company".

     US Oncology will pay the costs of soliciting proxies from stockholders.
We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees of US Oncology may solicit proxies on behalf of US Oncology, without additional compensation, personally or by telephone.

                             QUESTIONS AND ANSWERS

Q:  Who can vote at the meeting?
A: The Board set April 3, 2000 as the record date for the meeting. All stockholders who owned US Oncology Common Stock on April 3, 2000 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held by that stockholder on all matters to be voted on. On April 3, 2000, approximately 89,831,290 shares of US Oncology Common Stock were outstanding.

Q:  How many votes does US Oncology need to hold the meeting?
A:  Shares are counted as present at the meeting if you:

    . are present and vote in person at the meeting; or . have properly submitted a proxy card.

    A majority of US Oncology's outstanding shares of Common Stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q:  What proposals will be voted on at the meeting?
A:  There are three proposals scheduled to be voted on at the meeting:

    .  Election of Class I Directors;
    . Approval of an amendment to the Company's 1993 Non-Employee Director Stock Option Plan; and
    . Ratification of PricewaterhouseCoopers LLP as US Oncology's independent accountants.

Q:  What is the voting requirement to approve each of the proposals?
A: For the election of the Class I Directors, the four (4) individuals receiving the highest number of "FOR" votes will be elected. The proposal to amend the Company's 1993 Non-Employee Director Stock Option Plan requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the meeting. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote.

Q:  How are votes counted?
A: You may vote either "FOR" or "AGAINST" each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. If you abstain from voting on the amendment to the 1993 Non-Employee Director Plan, it has the same effect as a vote against. If you abstain from voting on the ratification of the Company's independent accountants, it will not affect the outcome of that proposal. If you just sign your Proxy Card with no further instructions, your shares will be counted as a yes vote "FOR" each Director, "FOR" the amendment to the

    1993 Non-Employee Director Stock Option Plan and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote. However, these shares may be counted for the purpose of establishing a quorum at the meeting. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:  How can I vote my shares in person at the meeting?
A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:  How can I vote my shares without attending the meeting?
A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions included on your proxy card. For shares held in street name, the voting instruction card will be included by your broker or nominee. You may vote your shares by mail by signing your Proxy Card or, for shares held in the street name, by following the voting instruction card included by your broker or nominee and mailing in the enclosed potage-prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:  How can I change my vote after I return my proxy?
A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:  What is US Oncology's voting recommendation?
A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals described in this Proxy Statement.

Q:  Where can I find the voting results of the meeting?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ended June 30, 2000.

                                PROPOSAL NO. 1
                         ELECTION OF CLASS I DIRECTORS
General

     In June 1999, Physician Reliance Network, Inc. ("PRN") merged into a subsidiary of American Oncology Resources, Inc. ("AOR"), and, as part of the merger, AOR changed its name to US Oncology, Inc. In connection with the merger, US Oncology implemented a staggered, or classified, board. Our Board of Directors is divided into three classes. Each class serves three years with the terms of office of the respective classes expiring in successive years. The present term of office for the Class I directors expires at the 2000 Annual Meeting. At the Annual Meeting, stockholders will vote for the four nominees for Class I director listed below. The term of each of the Class I directors elected at the meeting will continue until the annual meeting of stockholders in 2003 or until his successor has been duly elected and qualified.

Nominees to Serve a Three-Year Term Expiring at the 2003 Annual Meeting (Class I Directors)

   Name of Nominee            Age                       Principal Occupation                       Director  Since
   ---------------            ---                       --------------------                       ---------------
J. Taylor Crandall             46       Managing Partner, Oak Hill Capital Management, Inc.,             1999
                                        an investment company.
James E. Dalton                57       President, Chief Executive Officer and a Director,               1998
                                        Quorum Health Group, Inc., a health care company.
Edward E. Rogoff, M.D.         57       Physician, Arizona Oncology Associates, P.C., an                 1995
                                        oncology practice in Tucson, Arizona.
Burton S. Schwartz, M.D.       58       President, Minnesota Oncology Hematology, P.A., an               1999
                                        oncology practice in Minneapolis, Minnesota.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years.

J. Taylor Crandall has been Managing Partner of Oak Hill Capital Management, Inc. since January 1999. Also, he is currently Vice President and Chief Operating Officer of Keystone, Inc., an investment company, where he has been a Managing Partner since 1986 and was formerly Chief Financial Officer. Mr. Crandall is a director of Sunterra Corporation, Washington Mutual, Inc., Specialty Foods, Inc. and Bell & Howell Operating Company. Mr. Crandall was formerly a director of PRN.

James E. Dalton serves on the board of directors of the Nashville Branch of the Federal Reserve Bank of Atlanta, AmSouth Bank, Housecall Medical Resources, Inc. and The Nashville Health Care Council. He also serves on the Board of Trustees of Universal Health Realty Income Trust and Randolph-Macon College. Mr. Dalton is a Fellow of the American College of Healthcare Executives and is on the board of directors and past chairman of the Federation of American Health Systems.

Edward E. Rogoff, M.D. obtained his medical degree from the State University of New York, Downstate Medical School, and his training in radiation oncology from Memorial Sloan Kettering Cancer Center. He is board certified in radiation oncology. Dr. Rogoff's oncology group, Arizona Oncology Associates, P.C., has been managed by US Oncology since January 1995. Dr. Rogoff is a member of numerous professional societies, including the American Society of Therapeutic Radiology and Oncology and the American Society of Clinical Oncology.

Burton S. Schwartz, M.D. received his medical degree from Meharry Medical College in 1968 and is a board certified medical oncologist. Dr. Schwartz's oncology group, Minnesota Oncology Hematology, P.A., has been managed by PRN since February 1995. Dr. Schwartz was formerly a director of PRN.

Vote Required for Approval

     The four nominees receiving the highest number of votes will be elected as Class I directors.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

Continuing Directors

     The following describes current directors of the Company whose terms will continue after the annual meeting.

Directors Serving a Term Expiring at the 2001 Annual Meeting (Class II
Directors)

  Name of Director            Age                      Principal Occupation                       Director  Since
  ----------------            ---                      --------------------                       ---------------

Nancy G. Brinker               53      Founding Chair of the Susan G. Komen Breast Cancer               1999
                                       Foundation.
Stephen E. Jones, M.D.         58      Physician, Texas Oncology, P.A., an oncology                     1999
                                       practice with locations throughout Texas.
Robert A. Ortenzio             42      President and Chief Operating Officer, Select                    1992
                                       Medical Corporation.

     Except as set forth below, each of the Class II Directors has been engaged in his or her principal occupation set forth above during the past five years.

Nancy G. Brinker is the Founding Chair of the Susan G. Komen Breast Cancer Foundation, one of the nation's leading sponsors of breast cancer research and awareness programs. Ms. Brinker is also a consultant and public speaker on healthcare issues. Ms. Brinker currently serves as a director of The Meditrust Companies. Ms. Brinker was Chief Executive Officer of In Your Corner, Inc., a wellness products and information company from 1995 to 1998. Ms. Brinker was formerly a director of PRN.

Stephen E. Jones, M.D. received his medical degree from Case Western Reserve School of Medicine and post-doctoral training and education at Stanford University. Dr. Jones is a board certified medical oncologist and internist and a member of the American Society of Clinical Oncology and the American Society of Hematology. Dr. Jones' medical practice, Texas Oncology, P.A., is managed by PRN. Dr. Jones was formerly a director of PRN.

Robert A. Ortenzio has been President and Chief Operating Officer of Select Medical Corporation since February 1997. Prior to that time, Mr. Ortenzio was a co-founder and president of Continental Medical Systems, Inc., a provider of comprehensive medical rehabilitation programs and services, and a director of Horizon/CMS Healthcare Corporation, and served in various capacities at Continental Medical Systems, Inc. since February 1986.

Directors Serving a Term Expiring at the 2002 Annual Meeting (Class III
Directors)


  Name of Director            Age                      Principal Occupation                       Director  Since
  ----------------            ---                      --------------------                       ---------------

Russell L. Carson              56      General partner of Welsh, Carson, Anderson & Stowe,              1992
                                       an investment partnership.
Richard B. Mayor               66      Of Counsel, Mayor, Day, Caldwell & Keeton, L.L.P.,               1993
                                       a law firm.
Boone Powell, Jr.              63      President and Chief Executive Officer of Baylor                  1999
                                       Health Care System and Baylor University Medical
                                       Center.
R. Dale Ross                   53      Chairman of the Board of Directors and Chief                     1992
                                       Executive Officer of US Oncology.

     Except as set forth below, each of the Class III Directors has been engaged in his principal occupation set forth above during the past five years.

Russell L. Carson is a director of Quorum Health Group, Inc.

Richard B. Mayor has been of counsel to the Houston law firm of Mayor, Day, Caldwell & Keeton, L.L.P. since January 1999, and prior to that he was a partner at that firm since its formation in February 1982. Mayor, Day, Caldwell & Keeton, L.L.P. serves as principal outside legal counsel to US Oncology.

Boone Powell, Jr. serves as an active member of Voluntary Hospitals of America. He is a director of Abbott Laboratories and Comerica Bank - Texas and is a fellow of the American College of Health Care Executives. Mr. Powell was previously a director of PRN.

R. Dale Ross has been Chairman of the Board of Directors and Chief Executive Officer of US Oncology since December 1992.

Board Meetings and Committees

     The board held four meetings in 1999. Each director attended at least 75% of the Board meetings and committee meetings held during 1999 while he or she was a member of the Board or relevant committee. The Board has an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. Each committee is described as follows:

     The audit committee reviews external and internal audit plans and activities, annual financial statements, and the Company's system of internal financial controls, and approves all significant fees for audit, audit-related and non-audit services provided by independent accountants. In addition, the audit committee oversees the Company's risk management and compliance programs. The audit committee members are Richard B. Mayor (Chairman), James E. Dalton and Robert A. Ortenzio. The audit committee met four times in 1999.

     The compensation committee reviews and recommends compensation for officers and employees of US Oncology and recommends to the Board of Directors changes in the Company's incentive compensation plans. The compensation committee is also responsible for the administration of the Company's various stock option plans. The members of the compensation committee are Russell L. Carson (Chairman), Robert A. Ortenzio and Boone Powell, Jr. The compensation committee met four times in 1999.

     The executive committee has all of the powers of the Board of Directors as a whole, other than the power to amend the Company's bylaws or to vote on any matter which under Delaware corporate law requires stockholder approval. The members of the executive committee are R. Dale Ross (Chairman), Russell L. Carson, Richard B. Mayor and Boone Powell, Jr. The executive committee did not meet during 1999.

     The nominating committee has the power to nominate directors to be voted upon by stockholders and to fill all vacancies on the Board of Directors or any committee. The members of the nominating committee are Russell L. Carson (chairman), R. Dale Ross, James E. Dalton, Richard B. Mayor and Boone Powell, Jr. The nominating committee did not meet during 1999.

Stockholder Nominations for Director

     As described above, the nominating committee of the Board of Directors is responsible for selecting the board's nominees to serve as directors of the Company. Stockholders of the Company may also nominate individuals to serve as directors provided that they comply with the procedures set forth in the Company's Certificate of Incorporation and Bylaws. In addition, the nominating committee will consider any nominations submitted by stockholders in compliance with the procedures described below.

     Under the Company's Certificate of Incorporation and Bylaws, notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Company's Secretary or Board of Directors prior to the meeting at which directors are to be elected. To be timely, a notice given with respect to any matter to be considered at an annual meeting of the stockholders (including nominations of director candidates) must be received at the Company's principal executive offices at least 120 days before the anniversary of the date on which the Company's proxy statement was released to its stockholders in connection with the previous year's annual meeting of stockholders or, if no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days, no later than ten days following the earlier of the date a notice of meeting is mailed or given to stockholders or the date when public disclosure of the meeting is otherwise made.

     With the notice, the stockholder must furnish the proposed nominee's written consent to being named as a nominee for election as a director and to serve as a director if elected. The stockholder must also provide the following information about the proposed nominee for director:

     . the name, age, business address and residence address of such person, . the principal occupation or employment of such person, . the class and number of shares of capital stock of the Company which are then beneficially owned by such person, and . any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Company.

In addition, the stockholder must furnish the following information:

     . the name and address, as they appear in the stock records of the Company, of such stockholder,
     . the class and number of shares of capital stock of the Company which are then beneficially owned by such stockholder,
     . a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and
     . any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Company.

     Any nominee for director may also be required, at the request of the Board of Directors, to furnish to the Secretary of the Company any other information concerning such nominee which is required to be included in a stockholder's notice of a proposed nomination. No person will be eligible for election as a director of the Company unless nominated in compliance with the foregoing procedures. The chairman of a meeting of stockholders of the Company must refuse to accept the nomination of any person not made in compliance with the procedures described above. Any such defective nomination will be disregarded.

Director Compensation

     During 1999, each member of the Board was paid $6,000 per quarter and $1,500 for each meeting attended and was reimbursed for his or her reasonable expenses in connection with attending board and committee meetings. Nonemployee directors are also eligible to participate in US Oncology's 1993 Non-Employee Director Stock Option Plan. Under that Plan, in 1999 each director other than
R. Dale Ross, was granted an option to purchase 15,000 shares of US Oncology Common Stock. In addition, each director, other than Mr. Ross, was granted an option to purchase 2,000 shares of US Oncology Common Stock for each committee on which such director served.

            SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND CERTAIN
                                 STOCKHOLDERS

     The following table shows how much US Oncology Common Stock was owned as of April 3, 2000 by each director, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each holder of 5% or more of US Oncology's Common Stock.



                                                  Number of Shares Owned         Number of Shares that May
                                                (including shares that may      be Acquired Within 60 Days      Percentage of
                                                be acquired within 60 days           Through Option              Outstanding
Name                                             through option exercises)             Exercises                 Common Stock
-----------------------------------             --------------------------      ---------------------------     -------------

R. Dale Ross                                            2,048,428                       2,048,428                        2.2%
Lloyd K. Everson, M.D.                                    502,166                         457,864                           *
L. Fred Pounds(3)                                         436,699                         294,698                           *
David S. Chernow                                          166,373                         164,242                           *
Joseph S. Bailes, M.D.                                    472,087                         339,299(4)                        *
O. Edwin French(3)                                         18,460                               0                           *
Nancy G. Brinker                                           68,954                          62,608                           *
Russell L. Carson                                       1,987,157(5)                       26,000                           *
J. Taylor Crandall                                      3,735,288(6)                       50,938                        4.1%
James E. Dalton, Jr.                                       26,000                          26,000                           *
Robert W. Daly                                             40,869(7)                       29,370                           *
Stephen E. Jones, M.D.                                     89,419                          15,000                           *
Richard B. Mayor                                          122,454                          51,000                           *
Robert A. Ortenzio                                         82,007(8)                       24,000                           *
Boone Powell, Jr.                                          79,730(9)                       55,930                           *
Edward E. Rogoff, M.D.                                    380,078(10)                      26,500                           *
Burton S. Schwartz, M.D.                                   23,994                          15,000                           *
All directors and executive officers                   10,804,673                       4,191,485                       11.5%
   as a group (23 persons)
Texas Oncology, P.A.                                    8,252,093                               0                        9.1%
   Two Lincoln Centre, Suite 900
   5420 LBJ Freeway
   Dallas, Texas  75240
The Kaufmann Fund, Inc.                                 4,859,000                               0                        5.4%
   140 E. 45th Street
 New York, NY  10017
_______________________

*   Less than one percent
1 Includes shares listed in column 2 that may be acquired through option exercises.
2   Shares that can be acquired within 60 days through option exercises.
3   Individual has resigned from the Company.
4   Includes 10,000 options granted by Texas Oncology, P.A.
5 Includes 1,452,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P. Mr. Carson disclaims beneficial ownership of such shares that exceed his pecuniary interest therein. Includes 11,000 shares held by family trusts. Mr. Carson disclaims beneficial ownership of such shares.
6 All shares are beneficially owned by FW Physicians Investors, L.P., an investment limited partnership ("FW Physicians"). Mr. Crandall serves as President of Group 31, Inc., the general partner of FW Physicians.
7 Includes 1,499 shares representing Mr. Daly's pro rata ownership of a partnership.
8 Excludes 14,990 shares of US Oncology Common Stock with respect to which Mr. Ortenzio has a remainder interest.
9 Does not include 2,311,054 shares owned by Baylor University Medical Center, for which Mr. Powell serves as President and Chief Executive Officer. Mr. Powell disclaims beneficial ownership of such shares.
10 Includes 20,000 shares held by the Miked Profit Sharing Plan, of which Dr. Rogoff is a trustee and beneficiary.

Compensation of Executive Officers


     The following tables set forth (i) the remuneration paid by the Company for the three fiscal years ended December 31, 1999 to the Chief Executive Officer and the five most highly compensated executive officers other than the Chief Executive Officer, (ii) the number of shares of Common Stock that are subject to options granted to such individuals during the last fiscal year and the hypothetical value thereof assuming specified annual rates of Common Stock price appreciation and (iii) the amount realized upon the exercise of stock options during the last fiscal year and the value at the end of the last fiscal year of all stock options held by such individuals.

                          SUMMARY COMPENSATION TABLE

                                                                                                Long Term
                                                     AnnuaL Compensation                        Compensation
                                                 -----------------------------                  ------------
                                                                                                Securities
                                       Fiscal                                                   Underlying
Name and Principal Position            Year      Salary          Bonus            Other         Options
                                       ----      --------        ----------       -------       ------------
R. Dale Ross                           1999      $528,592          $337,178             0            700,000
  Chairman of the Board,               1998      $399,000          $      0             0            200,000
  Chief Executive Officer              1997      $350,000          $      0             0                  0
  and Director

Lloyd K. Everson, M.D.                 1999      $410,698          $254,783             0            400,000
  President                            1998      $334,875          $      0             0            175,000
                                       1997      $293,750          $      0             0                  0

David S. Chernow                       1999      $265,763          $124,667             0            400,000
  President, Physician Services        1998      $200,000          $      0             0            100,000
  Group                                1997      $135,000          $ 42,800             0             60,000

Joseph S. Bailes, M.D.                 1999      $291,924          $ 67,500        76,153(1)         400,000
  Executive Vice President             1998      $248,072          $      0             0             21,000
                                       1997      $225,000          $      0             0            160,000

L. Fred Pounds                         1999      $336,069          $147,355             0            200,000
  Former Vice President of Finance,..  1998      $274,986          $      0             0            100,000
  Treasurer and Chief                  1997      $239,119          $      0             0                  0
  Financial Officer
  (resigned from the Company
     effective March 31, 2000)

O. Edwin French                        1999      $316,944          $ 75,000       600,000(2)         200,000
  Former Chief Operating Officer       1998      $276,920          $      0             0             60,000
  (resigned from the Company           1997      $ 59,169          $      0             0            350,000
     in November 1999)

________________________________________

(1) Relocation expenses.
(2) Represents a severance payment paid to Mr. French as a result of his departure from the Company within six months after a "change of control" as defined in his employment agreement .

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999


                                   Individual Grants
                          ----------------------------------
                                      % of Total
                          Number of     Options                             Potential Realizable Value
                          Securities  Granted to                             at Assumed Annual Rates
                          Underlying   Employees    Exercise                 Stock Price Appreciation
                           Options     in Fiscal   Price Per   Expiration        for Option Term
                                                                           ----------------------------
                           Granted       Year      Share (1)      Date           5%            10%
                          ----------  ----------   ---------   ----------    ----------   ------------
R. Dale Ross                 160,000         2.6%     $ 7.70      3/22/09    $  774,798     $1,963,491
                             240,000         3.9%     $10.08      6/15/09    $1,584,828     $3,855,582
                             300,000         4.8%     $ 4.05     11/29/09    $  764,107     $1,936,397

Lloyd K. Everson, M.D.        80,000         1.3%     $ 7.70      3/22/09    $  387,399     $  981,745
                             120,000         1.9%     $10.08      6/15/09    $  792,414     $1,927,791
                             200,000         3.2%     $ 4.05     11/29/09    $  509,405     $1,290,931

David S. Chernow              80,000         1.3%     $ 7.70      3/22/09    $  387,399     $  981,745
                             120,000         1.9%     $10.08      6/15/09    $  792,414     $1,927,791
                             200,000         3.2%     $ 4.05     11/29/09    $  509,405     $1,290,931

Joseph S. Bailes, M.D.       200,000         3.2%     $10.08      6/15/09    $1,267,862     $3,212,985
                             200,000         3.2%     $ 4.05     11/29/09    $  509,405     $1,290,931

L. Fred Pounds                80,000         1.3%     $ 7.70      3/22/09    $  387,399     $  981,745
                             120,000         1.9%     $10.08      6/15/09    $  792,414     $1,927,791
                             200,000         3.2%     $ 4.05     11/29/09    $  509,405     $1,290,931

O. Edwin French              200,000         3.2%     $10.08      6/15/09    $1,267,862     $3,212,985
--------------

(1) The exercise price per share for each option granted in 1999 is the market value of the Company's Common Stock as of the date such option was granted, as determined in accordance with the applicable stock option plan.


        1999 OPTION EXERCISES AND DECEMBER 31, 1999 OPTION VALUE TABLE

                                                        Number of Securities
                                                       Underlying Unexercised    Value of Unexercised In-the-Money
                                                     Options at Fiscal Year End    Options at Fiscal Year End(1)
                          Shares Acquired   Value    --------------------------  ---------------------------------
                            On Exercise    Realized  Exercisable  Unexercisable    Exercisable      Unexercisable
                          ---------------  --------  -----------  -------------  ----------------  ---------------
R. Dale Ross                            0        $0    1,918,428        900,000     $   1,818,860         $266,250

Lloyd K. Everson                        0        $0      382,864        565,000     $      10,000         $177,500

David S. Chernow                        0        $0       54,400        364,600     $         300         $177,800

Joseph S. Bailes, M.D.                  0        $0      269,299        400,000     $      58,400         $177,500

L. Fred Pounds                          0        $0      356,695        534,717     $     369,195         $179,739

O. Edwin French                         0        $0      385,400              0     $           0         $000,000
--------------

(1) Based upon a closing price of the Company's Common Stock on December 31, 1999, as reported by The Nasdaq Stock Market, of $4.9375 per share.

401(k) Plan

     Effective January 1, 1994, the Company adopted a 401(k) plan (the "401(k) Plan") covering substantially all employees who have completed at least 1,000 hours of service. The 401(k) Plan is administered by the Company and permits covered employees to contribute up to 15% of their annual compensation up to the maximum legally allowable contribution per year, as adjusted for inflation, through salary reduction on a pre-tax basis in accordance with Section 401(k) of the Internal Revenue Code, as amended. Company contributions to the 401(k) Plan are permitted, but are not required. No contributions have been made by the Company to date.

Indemnification of Officers and Directors

     The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of US Oncology and its stockholders (through stockholders' derivative suits on behalf of US Oncology) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

     US Oncology's Bylaws provide that US Oncology will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require US Oncology to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of US Oncology or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

Employment Contracts and Change in Control Agreements

     The Company has entered into employment agreements with each of the executive officers named in the summary compensation table above. Generally, the employment agreements establish the executive's base salary and contain a noncompetition agreement for a period of one year following termination. The employment agreement can be terminated at any time by the Company for "cause," as defined in the employment agreement, and by the employee upon 30 days written notice. Each agreement can also be terminated if the employee is disabled or unable to perform his assigned duties for a continuous period of six months. In the event the employee is terminated by the Company without cause, or in the event that the employee terminates his or her employment within six months of a "change of control," the Company will continue to pay the employee a salary for a period of two years following such termination. A "change of control" occurs for purposes of the employment agreements if (i) the transfer of beneficial ownership of a majority of the outstanding US Oncology shares to any person, entity, or group (as defined in Section 13(d)(3)of the Securities Exchange Act of 1934, as amended; (ii) the stockholders of the Company prior to any merger, consolidation or other transaction do not continue to own at least fifty percent (50%) of the surviving entity following such merger, consolidation or other transaction; (iii) the Company sells all or substantially all of its assets to another entity that is not a subsidiary of the Company; (iv) the Company is materially or completely liquidated; or (v) during any consecutive two-year period, individuals who constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. A "change of control" shall not be deemed to have occurred in the event of a tender offer, leveraged buyout, leveraged recapitalization or similar transaction in which one or more then executive officers of the Company participates directly or indirectly as an investor or participant in such transaction.

                 REPORT OF COMPENSATION COMMITTEE OF THE BOARD
                           ON EXECUTIVE COMPENSATION

     The following is the Report of the Compensation Committee of US Oncology describing the compensation policies and rationale applicable to US Oncology's executive officers. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that US Oncology specifically incorporates it by reference into a filing.

     Until June 15, 1999, the Compensation Committee was comprised of Russell L. Carson (Chairman), Robert A. Ortenzio and James E. Dalton. Since that date, the Compensation Committee has been comprised of Russell L. Carson, Robert A. Ortenzio and Boone Powell, Jr. None of them is employed by the Company. Each of them is also an "outside director," as defined under Section 162(m) of the Internal Revenue Code.

Compensation Philosophy and Committee Charter

     US Oncology's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee sets US Oncology's compensation policies for executive officers, including the Chief Executive Officer, and evaluates the performance of the officers. Under its charter, the Committee is responsible for ensuring that the Company is able to attract and retain qualified people to serve as officers and in key management positions through the effective use of competitive compensation, benefits and management development programs. The Committee strongly believes that executive compensation should be directly linked to improvements in corporate performance and increases in stockholder value and should be consistent with US Oncology's business strategy.

     US Oncology needs to hire and retain high-quality, talented individuals to serve as officers and employees. To that end, US Oncology offers compensation that is designed to be competitive and to reward superior individual and company performance with superior levels of compensation. The compensation committee is expected to counsel the Chief Executive Officer regarding employment and compensation matters, to develop, review and evaluate policies and make recommendations with respect to benefit plans and programs or other compensation arrangements, to review and approve discretionary grants under the Company's stock option plans and to report to stockholders in the proxy statement on the Company's compensation policies. The committee reports and makes recommendations to US Oncology's Board of Directors.

Components of Executive Compensation

     The compensation committee focuses primarily on the following three components in forming compensation packages for executive officers:

 .  Base Salary
 .  Incentive Bonuses
 .  Long-Term Incentives

Base Salary

     Base salary levels are intended to be competitive with companies in US Oncology's peer group for employees in similar geographical locations. Salary levels are based upon the executive's background, qualifications and job performance at US Oncology.

Incentive Bonuses

     Cash bonuses are awarded based upon achievement of individual and Company goals. The primary basis for awarding cash bonuses is the achievement of certain earnings per share goals for a given year.

Long-Term Incentives

     Stock-based incentives are used to reward officers and to motivate them to achieve US Oncology's longer-term goals. US Oncology has generally placed greater emphasis on stock-based incentives than on cash bonuses in its compensation strategy for executive officers and will continue to do so. Company and individual performance results are considered when determining discretionary stock-based incentive awards, although no pre-determined performance criteria are utilized. During the fiscal year ended December 31, 1999, the Committee awarded stock options to selected officers and key employees under the 1993 Key Employee Stock Option Plan.

     By relying on long-term stock-based compensation, US Oncology puts a significant portion of each executive officer's total compensation at risk, based upon the financial performance of US Oncology. Furthermore, each executive's personal net worth may increase with any long-term appreciation of US Oncology's stock. In this manner, US Oncology seeks to align the long-term interests of its executive officers with the interest of US Oncology and its stockholders.

     For 2000 the Committee intends to continue its present performance-based compensation strategy. Our compensation philosophy will continue to reward performance for executive and broad-based employees tied to both corporate goals and individual benchmarks.

Compensation of the Chief Executive Officer.

     Compensation of the Chief Executive Officer is intended to be competitive with compensation paid by companies in US Oncology's peer group in similar geographical locations. The Chief Executive Officer's salary in 1999 was based upon the Compensation Committee's evaluation of his performance and US Oncology's performance, and the achievement of certain specified goals, including the merger between AOR and PRN. Company performance is measured by, among other things, corporate net earnings, revenues and a comparison to US Oncology's peer group. Measurements used to evaluate the Chief Executive Officer, in addition to earnings, include stock price performance and development of sound strategic, operating and expansion plans.

Omnibus Budget Reconciliation Act of 1993.

     The Omnibus Budget Reconciliation Act of 1993 (the Budget Act") imposes a limit of $1,000,000, with certain exceptions, that a publicly held corporation may deduct in any year for the compensation paid with respect to each of its five most highly compensated officers. The Committee intends to try to comply with the provisions of the Budget Act that would preserve the deductibility of executive compensation payments to the greatest extent possible under US Oncology's compensation policy.

     Russell L. Carson, Chairman
     Robert A. Ortenzio
     Boone Powell, Jr.

                               PERFORMANCE GRAPH

     The graph below compares the value as of December 31 of each of the five years ending with 1999 of $100 invested on June 13, 1995 (the date of the Company's initial public offering) in (a) US Oncology Common Stock; (b) the Nasdaq Stock Market Index and (c) the Nasdaq Health Services Index, an index that includes all U.S. and Canadian healthcare service companies listed on the Nasdaq Stock Market. The values calculated assume the reinvestment of all dividends. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, as amended, except to the extent that US Oncology specifically incorporates it by reference into such a filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


           [LINE GRAPH WITH THE FOLLOWING PLOT POINTS APPEARS HERE]

                                    June 13,      December 31,     December 31,     December 31,      December 31,     December 31,
                                      1995           1995              1996             1997              1998             1999
                                    --------      ------------     -------------    ------------      ------------     ------------
US Oncology                             100         173.66             73.21            114.29          104.02            35.02
Nasdaq Stock Market Index               100         128.78            128.57            131.03          111.02            91.76
Nasdaq Health Services Index            100         118.49            145.78            178.63          251.71           454.74

                                PROPOSAL NO. 2
                         APPROVAL OF AMENDMENT TO 1993
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     US Oncology's Board of Directors has adopted, subject to approval by US Oncology's stockholders, an amendment to US Oncology's 1993 Non-Employee Director Stock Option Plan (the "Director Plan") providing that at this 2000 annual meeting and at each subsequent annual meeting of stockholders, each Eligible Director (as defined in the Director Plan) in office after giving effect to the election of directors at such annual meeting shall receive an option to purchase 5,000 shares of US Oncology Common Stock and shall also receive an option to purchase 1,000 shares for each board committee to which such director is appointed at the first board meeting following such annual meeting. The options will have an exercise price of fair market value on the date of grant, determined in accordance with the provisions of the Director Plan. The amendment provides that the options would vest in their entirety six months after the grant date.

Text of the Amendment

     The text of the amendment is as follows:

     Capitalized terms not otherwise defined in this Amendment to the Director Plan have the meanings assigned thereto in the Director Plan. The Director Plan is hereby amended as follows:

     Sections III (b), III (c) and III (f) of the Director Plan are hereby amended and to read in their entirety as follows:

             "(b) On the date of the 2000 annual meeting of stockholders of the Company and each annual meeting of stockholders thereafter, each Eligible Director who is in office after giving effect to the election of directors at such meeting shall receive, without the exercise of the discretion of any person or persons, an option to purchase 5,000 shares of Common Stock."

             "(c) At the first board meeting following the 2000 annual meeting of stockholders and each annual meeting of stockholders thereafter, each Eligible Director appointed at such meeting to any committee of the Board of Directors shall receive, without the exercise of the discretion of any person or persons, an option to purchase 1,000 shares of Common Stock for each such committee to which such Eligible Director is appointed."

             "(f) Except to the extent otherwise provided herein, each Option granted under this Article III shall vest and be exercisable as to all the Shares covered thereby six months after the effective date of the grant of such Option."

Amendment to Provide for Annual Grants to all Eligible Directors

     Under the Director Plan as currently in effect, there is no provision for any further automatic or discretionary stock option grants. The amendment provides for an annual grant of an option to purchase 5,000 shares of US Oncology Common Stock immediately after each annual meeting to all Eligible Directors (as defined in the Director Plan) who are in office after the meeting. The proposed amendment would also provide for an option grant to directors for serving on board committees by granting an option to purchase 1,000 shares to each director appointed to a board committee for each committee such director is appointed to at the first board meeting following each annual meeting of stockholders. The number of shares subject to these grants would be adjusted as more fully described in the Director Plan to reflect changes in US Oncology's capital stock, such as stock splits or recapitalizations. Such options would be exercisable for a purchase price equal to the fair market value (as defined in the Director Plan) of shares subject to the option on the date the option is granted, and would be fully exercisable six months from the date of grant.

     The purposes of the Director Plan are to provide an additional incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors, and committees thereof, of US Oncology and to enhance the future growth of US Oncology by furthering such persons' identification with the interests of US Oncology and its stockholders. The US Oncology board of directors believes that the foregoing amendment will further these purposes. The number of shares authorized to be issued under the Director Plan is not being increased by the amendment.

Description of the Director Plan

     The following is a description of the Director Plan, as amended by the proposed amendments.

     The Director Plan was adopted by US Oncology's Board of Directors in
June 1993 and by US Oncology's stockholders in February 1994. The Director Plan provides for the automatic grant of options to each director of US Oncology who is not an employee or officer of US Oncology. On the date of each annual meeting of stockholders of US Oncology, each Eligible Director who is in office after giving effect to the elections held at such meeting will receive a grant of options to purchase 5,000 shares of US Oncology Common Stock. In addition, each Eligible Director who is appointed to a board committee at the first board meeting after each annual meeting of stockholders would receive an option to purchase 1,000 shares of US Oncology Common Stock for each such committee to which such Eligible Director is appointed. The purchase price of shares subject to stock options granted pursuant to the Director Plan must be the fair market value (as defined in the Director Plan) of the shares on the date the option is granted. The number of shares subject to stock options granted pursuant to the Director Plan is subject to adjustment in the event of a subdivision or consolidation of shares, other capital readjustment or payment of a stock dividend. Each stock option granted under the Director Plan has a term of ten years from its grant date. The exercise price of an option may be paid in cash, in shares of US Oncology Common Stock or in a combination thereof. If the termination of directorship occurs by reason of death of an Eligible Director, all unexercised stock options become immediately exercisable and may be exercised until one year from the date of death or until the earlier expiration of the stock option. If the termination of a directorship occurs other than by reason of death of the Eligible Director, all unexercised options expire three months following the termination of the directorship, unless the stock option terminates earlier pursuant to the Director Plan. Pursuant to the Director Plan, as of April 17, 2000, options to purchase an aggregate of 316,000 shares of US Oncology Common Stock had been granted (exclusive of cancellations) to the Eligible Directors, and 262,000 were outstanding at a weighted average exercise price of $10.05 per share. Under the Director Plan, a total of 600,000 shares of US Oncology Common Stock are authorized for issuance.

Certain Federal Income Tax Consequences

     The Director Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code. Options granted under the Director Plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the Director Plan an "employee stock purchase plan," under Sections 422 through 424 of the Internal Revenue Code. Recipients of options under the Director Plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of US Oncology Common Stock on such date exceeds the exercise price of the options.

     US Oncology is authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares issued under the Director Plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. US Oncology will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.


                         Director Plan Benefits Table

     It is expected that the following grants would be made under the Director Plan, as amended, during 2000:

                                                        Total Shares
                                                        Underlying
               Name and Position                     Option Grants(1)
               -----------------                   ------------------

       Non-Executive Directors as a group.........        62,000

_____________________
(1) No dollar value or exercise price is assigned to the stock options because the exercise price will be the fair market value of the underlying US Oncology Common Stock on the date of grant.

Vote Required for Approval

     Approval of the proposed amendment to US Oncology's 1993 Non-Employee Director Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of US Oncology Common Stock.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO US ONCOLOGY'S 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.


                                PROPOSAL NO. 3
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

General

     The Company is asking its stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2000. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's best interests.

     PricewaterhouseCoopers LLP has audited the Company's financial statements annually since its formation in 1992. Its representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

     Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2000 requires the affirmative vote of a majority of the Company's outstanding shares that are present and entitled to vote at the meeting.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR 2000. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     US Oncology does not believe that any of the transactions described below were made on terms less favorable to US Oncology than those that would have been available from unaffiliated parties and does not anticipate entering into transactions with affiliated parties in the future on terms less favorable than those that would be available from unaffiliated parties.

     Dr. Rogoff, a director of US Oncology, is a practicing physician with Arizona Oncology Associates, P.C., a physician group affiliated with US Oncology since January 1995. During 1999, Arizona Oncology Associates, P.C. paid the Company an aggregate of approximately $5.7 million in management fees. In addition, US Oncology leases office space from an entity affiliated with Dr. Rogoff. Payments under this lease were approximately $51,400 in 1999.

     Richard B. Mayor, a director of US Oncology, is of counsel to Mayor, Day, Caldwell & Keeton, L.L.P., US Oncology's principal outside legal counsel.

     The Company and Texas Oncology, P.A. are parties to a Service Agreement pursuant to which the Company provides Texas Oncology, P.A. with facilities, equipment, non-physician personnel, and administrative, a management, and non-medical advisory services, as well as services relating to the purchasing and administering of supplies. In 1999, Texas Oncology, P.A. paid the Company an aggregate of approximately $270.0 million pursuant to the Texas Oncology, P.A. Service Agreement. That fee amount is equal to 35% of the earnings before interest and taxes of Texas Oncology, P.A., plus direct expenses of Texas Oncology, P.A. Dr. Jones, who is a director of the Company, and Dr. Bailes, who is an Executive Vice President of the Company, are employed by Texas Oncology, P.A. Texas Oncology, P.A. beneficially owns approximately 9.1% of the Company's outstanding Common Stock. At December 31, 1999, Texas Oncology, P.A. was indebted to the Company in the aggregate amount of approximately $10.1 million. This indebtedness was incurred when the Company advanced working capital to Texas Oncology, P.A. for various uses, including the development of new markets and physician salaries and bonuses. This indebtedness bears interest at a rate negotiated by the Company and Texas Oncology, P.A. that approximates the published prime lending rate (8.5% at December 31, 1999). Effective November 1, 1998, the Company and Texas Oncology, P.A. entered into a Second Amended and Restated Service Agreement. In consideration for entering into the amended agreement, the Company paid Texas Oncology, P.A. $1.5 million in 1998 and $7.5 million in 1999.

     The Company leases facilities from affiliates of Baylor University Medical Center ("BUMC"). Additionally, affiliates of BUMC provide the Company various services, including telecommunications and maintenance services. Mr. Powell, a director of the Company, is president and chief executive officer of BUMC. In 1999, payments by the Company to BUMC totaled an aggregate of approximately $2.4 million for these services.

     The Company and Minnesota Oncology Hematology, P.A. ("Minnesota Oncology") entered into a Service Agreement effective July 1, 1996. Dr. Schwartz, a director of the Company, is president and medical director of Minnesota Oncology. During 1999, Minnesota Oncology paid the Company an aggregate of approximately $3.8 million in management fees pursuant to its service agreement.

     As part of the consideration for Minnesota Oncology entering into the service agreement, the Company is required to make quarterly payments of $463,996 to Minnesota Oncology through July 1, 2000. During 1999, the Company paid Minnesota Oncology an aggregate of $1,855,984 pursuant to such quarterly payments. In addition, the Company is required to issue a prescribed number of shares of the Company Common Stock to Minnesota Oncology on July 1 of each year through July 1, 2001. During 1999, the Company issued 104,356 shares of Common Stock to Minnesota Oncology pursuant to such yearly issuances.

                  COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Under U.S. securities laws, the Company's directors, executive officers and any persons holding more than ten percent (10%) of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock to the Securities and exchange Commission (SEC). Specific due dates have been established for the filing of these reports.

     US Oncology believes that during 1999, its officers, directors and 10% shareholder compiled with requirements for reporting ownership and ownership change in US Oncology Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that R. Allen Pittman, filed a report regarding his purchase of 15,000 shares after the applicable deadline.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     In accordance with the rules established by the SEC, any stockholder proposal intended for inclusion in the proxy statement for next year's annual meeting of stockholders, which is anticipated to be held in May 2001, must be received by the Company no later than December 17, 2000. Such proposal should be sent to the Secretary of the Company at 16825 Northchase Drive, Suite 1300, Houston, Texas.

                                 OTHER MATTERS

     We do not know of any other matters to be submitted to the stockholders at the Annual Meeting.

                             (FRONT SIDE OF PROXY)

                               US ONCOLOGY, INC.
                                 ANNUAL MEETING
                                  MAY 18, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. DALE ROSS and LEO E. SANDS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated on the reverse, all the shares of the Common Stock of US Oncology, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held May 18, 2000, or any adjournment thereof.

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. RECEIPT OF THE PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS HEREBY ACKNOWLEDGED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1, 2 AND 3 WHICH ARE BEING PROPOSED BY THE BOARD OF DIRECTORS OF
US ONCOLOGY, INC.

                        (TO BE SIGNED ON REVERSE SIDE)
_______________________________________________________________________________

                              (BACK SIDE OF PROXY)

                     PLEASE MARK, DATE AND SIGN THIS PROXY.

     VOTE FOR all nominees               WITHHOLD AUTHORITY
     listed, except as marked to         to vote for all nominees
     the contrary below (if any)         at right

1. ELECTION OF                              Nominees:  J. Taylor Crandall
   FOUR CLASS I       [__]        [__]                 James E. Dalton
   DIRECTORS:                                          Edward E. Rogoff, M.D.
                                                       Burton S. Schwartz, M.D.

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right).

                                                  FOR    AGAINST   ABSTAIN
2. APPROVAL OF AMENDMENT TO THE                  [___]    [___]     [___]
   COMPANY'S 1993 NON-EMPLOYEE DIRECTOR
   STOCK OPTION PLAN

3. RATIFICATION OF APPOINTMENT OF                [___]    [___]     [___]
   PRICEWATERHOUSECOOPERS LLP AS THE
   COMPANY'S

4. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


Signature(s) of Stockholder(s)__________________________________________
Dated:_____________, 2000.

NOTE: (Please sign exactly as shown hereon. Executors, administrators, guardians, trustees, attorneys, and officers signing for corporations should give full title. If a partnership or jointly owned, each owner should sign.)